Press Release

SecureTech Innovations Nominates Robert V. Castro, CPA, CGMA, to Board of Directors and Audit Committee

Former Advisor to Certain Big Four Firms as Well as World Renowned Financial Services Firms Including Renaissance Technologies, Greenlight Capital, and Lord Abbett Brings 40+ Years of Audit and Financial Services Leadership

ROSEVILLE, MN – April 7, 2026 – SecureTech Innovations, Inc. (OTCQB: SCTH), a diversified technology holding company advancing artificial intelligence initiatives, industrial 3D printing and manufacturing technologies, and blockchain-based digital infrastructure and assets, today announced the nomination of Robert V. Castro, CPA, CGMA, to serve as an Independent Director and member of the Company’s Audit, Compensation, and Nomination Committees.

Mr. Castro brings more than forty years of audit, tax, and business advisory experience, the majority of which was spent at BDO Seidman, LLP (now BDO USA, LLP), one of the largest and most respected accounting and advisory firms in the world. A retired audit partner, Mr. Castro was named in 1994 as BDO’s first-ever Managing Partner of the firm’s newly created Financial Services Group – a historic designation reflecting his standing as the firm’s national consulting resource for the financial services industry and one of its senior partners for Securities and Exchange Commission (SEC) matters.

Under Mr. Castro’s leadership, the Financial Services Group grew to encompass more than one hundred professionals delivering accounting, audit, tax, and business advisory services to the financial services community. The group’s excellence was recognized by Institutional Investor’s Alpha magazine, which named BDO’s Financial Services Group the best accounting firm serving the hedge fund industry – an honor the group received twice, making BDO the largest international accounting firm ever to have achieved that distinction.

Throughout his career, Mr. Castro served broker-dealers, investment advisers, investment partnerships, business development companies (BDCs), and specialty finance companies. He has advised clients through going-public transactions and has performed engagements in connection with registration statements filed with the SEC. His client roster has included prominent firms such as Fir Tree Partners, Fred Alger & Company, Greenlight Capital, Lord Abbett, Nikko Securities, Prospect Capital Corporation, Renaissance Technologies, and York Capital, among others.

Mr. Castro has also served as a financial expert in a number of high-profile legal matters, including proceedings involving Bear Stearns, Ames Department Stores, and several of the Big Four accounting firms in connection with matters such as Madoff, Manhattan Fund, and Refco. He has provided expert testimony on behalf of clients before the SEC, FINRA, and the CFTC.

Beyond his professional practice, Mr. Castro is a professor at Hofstra University and in the CUNY system, where he has taught Advanced Accounting at the graduate level and Accounting Principles, Intermediate Accounting, and Cost Accounting at the undergraduate level. He has been quoted as an expert on the hedge fund industry by publications including Alpha Magazine, Hedge Fund Law Report, and Barron’s. Mr. Castro holds a Bachelor of Science in Accounting from Long Island University and is a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA). He is a member of the American Institute of Certified Public Accountants and a past member of the New York State Society of Certified Public Accountants’ Stockbrokerage Committee.

J. Scott Sitra, SecureTech’s President and Chief Executive Officer, stated: “Bob’s career represents over forty years at the very top of the accounting profession – building practices, advising the most sophisticated investors in the world, and guiding companies through the full complexity of public company compliance. That breadth of experience, combined with his independence and integrity, is exactly what SecureTech needs as we scale our operations and build the leadership infrastructure to match our growing ambitions.”

Mr. Castro commented, “I have spent my career helping organizations build the financial discipline and governance structures that allow them to grow with confidence. I am pleased to bring that perspective to SecureTech’s Board of Directors, and I look forward to working with the Company’s leadership and fellow directors to advance sound financial reporting, rigorous audit oversight, and governance practices that protect and serve the interests of all shareholders.”

Mr. Castro’s nomination is part of SecureTech’s broader initiative to attract experienced independent leaders to its Board as the Company continues executing its business plan. SecureTech plans to announce its third and final director nominee in the coming days.

About SecureTech Innovations

SecureTech Innovations, Inc. (OTCQB: SCTH) is a diversified technology holding company whose subsidiaries operate across artificial intelligence-driven manufacturing, blockchain-based digital infrastructure and cybersecurity, and patented vehicle security systems. Its portfolio companies include AI UltraProd, which develops AI-powered industrial 3D manufacturing solutions; Piranha Blockchain, which focuses on Web3 security architecture, digital asset infrastructure, and cybersecurity systems; and Top Kontrol, which holds patented vehicle anti-theft and anti-carjacking technology. SecureTech’s mission is to deliver practical, transformative technologies that improve safety, automation, and digital resilience across multiple industries.

For further information, visit our websites:

securetechinnovations.com | aiultraprod.com | piranhablockchain.com | topkontrol.com

Disclaimer & Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may include, but are not limited to, statements regarding the Company’s plans to seek listing on the NASDAQ Capital Market, the expected appointment of Mr. Castro to the Board of Directors and Audit Committee, and the Company’s corporate governance objectives. These statements are often identified by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately,” and similar expressions. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results, events, or circumstances to differ materially from those expressed or implied, including the risk that the Company’s NASDAQ listing application may not be approved, that required regulatory or shareholder approvals may not be obtained, and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K. The Company’s SEC filings are available at www.sec.gov. SecureTech undertakes no obligation to update any forward-looking statement to reflect new information, future events, or otherwise, except as required by applicable law.

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Media Contact

SecureTech Innovations, Inc.

Email: ir@securetechinnovations.com

Phone: (651) 317-8990

Website: www.securetechinnovations.com